UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 12, 2015

ZOGENIX, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-34962	20-5300780
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12400 High Bluff Drive, Suite 650, San Diego, CA		92130
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (858) 259-1165

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02	Termination of a Material Definitive Agreement.

On June 12, 2015 Zogenix, Inc. (the “Company”) and Valeant Pharmaceuticals North America LLC (“Valeant”) entered into a Termination and Mutual Release Agreement (the “Termination Agreement”), which terminates the Co-Promotion Agreement dated June 27, 2013, by and between the Company and Valeant (the “Co-Promotion Agreement”). Under the Co-Promotion Agreement, Valeant and the Company have collaborated on the promotion of Migranal to prescribers in the United States. Following the sale of the Company’s Zohydro ER business, including the Company’s commercial infrastructure, in April 2015, the Company and Valeant agreed to terminate the Co-Promotion Agreement.

Under the Termination Agreement, the Co-Promotion Agreement terminated and the Company’s co-promotion efforts ended effective as of June 12, 2015, subject to the survival of certain indemnification and confidentiality obligations. Valeant will be required to pay the outstanding co-promotion payment owed to the Company and make a one-time tail payment to the Company of $500,000.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZOGENIX, INC.

Date: June 12, 2015	By:	/s/ Ann D. Rhoads
	Name:	Ann D. Rhoads
Title: Executive Vice President, Chief Financial Officer, Treasurer and Secretary